UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NAPCO SECURITY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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NAPCO SECURITY TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 12, 2017

Dear Fellow Stockholder:

The Annual Meeting of the Stockholders of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 333 Bayview Avenue, Amityville, New York, on December 12, 2017, at 12:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	Election of two directors to serve for a term of three years and until their respective successors are elected and qualified;

2.	Ratification of the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for fiscal 2018; and

3.	Transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 26, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Richard L. Soloway, Secretary

October 30, 2017

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To be Held on December 12, 2017

Copies of this proxy statement, form of proxy card and our 2017 annual report are available at www.napcosecurity.com/2017annualmeeting.pdf. The Board recommends a vote FOR the nominated slate of directors (see page 4); and FOR the ratification of Baker Tilly Virchow Krause, LLP as the independent registered public accountants for fiscal 2018.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 12, 2017

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (“Common Stock”), of NAPCO Security Technologies, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting following Fiscal Year 2017, to be held on December 12, 2017, and at any adjournment thereof (the “Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company’s office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November 2, 2017. A copy of the 2017 Annual Report of the Company, including financial statements, is being mailed herewith.

Only stockholders of record at the close of business on October 26, 2017 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 18,848,842 shares of Common Stock.

On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on Item 1, the election of two directors; and Item 2, the ratification of the selection of Baker Tilly Virchow Krause, LLP as the independent registered public accountants; and Item 3, the transaction of any other business as may properly come before the Meeting and requires a vote of the stockholders.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Item 2 must be approved by a majority of votes cast on the matter by the holders of the shares present at this meeting and entitled to vote on such matter. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the independent registered public accountants will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have no effect on the vote for Item 2.

If you are a record holder of shares and do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under “Election of Nominees for Directors” below, and “FOR” the ratification of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for fiscal 2017.

If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Under stock exchange rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Uninstructed brokers have discretionary voting power as to ratification of Baker Tilly Virchow Krause, LLP as our independent registered public accountants (Item 2), which is considered a routine matter. Uninstructed brokers do not have discretionary voting power as to election of the two nominees for director (Item 1) which is considered a non-routine matter. A bank or brokerage firm may not vote your shares with respect to the non-routine matters if you have not provided instructions. This is called a “broker non-vote.”

THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE

AND RETURN THE ENCLOSED PROXY CARD.

Item 1:  Election of Directors

The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2020. The terms of the other two classes of continuing directors expire at the Annual Meetings of Stockholders after fiscal year end 2018 and 2019, respectively.

Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Arnold Blumenthal and Andrew J. Wilder, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2020 and until his successor is elected and qualified.

Each of Messrs. Blumenthal and Wilder has consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

The names of, and certain information concerning, the nominees and the continuing directors are set forth below. Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and Board of Directors to determine that the person should serve as one of our directors.

Name and Age	Principal Occupation	Director Since
Nominees for election to serve until Annual Meeting of Stockholders following Fiscal Year 2020:

Arnold Blumenthal (90)	Group Publisher Emeritus, Security Dealer and Locksmith Ledger magazines, Publisher Security Line and Editor of Metropolitan Burglar/Fire Alarm Association (“MBFAA”).	2001

Andrew J. Wilder (66)	Officer of Israeloff, Trattner & Co., independent certified public accountants.	1995

Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2018:

Paul Stephen Beeber (73)	Licensed Attorney in New York State.	2004

Randy B. Blaustein (65)	Principal of R.B. Blaustein & Co., accounting services.	1985

Donna A. Soloway (69)	Columnist for SDM (Security Distribution and Marketing) magazine; member of the Board of Directors of the Alliance of the Guardian Angels; member of the Board of Directors of Lifeline. Ms. Soloway is the wife of Richard L. Soloway, the Chairman and President of the Company.	2001

Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2019:

Richard L. Soloway (71)	Chairman of the Board of Directors, President and Secretary of the Company.	1972

Kevin S. Buchel (64)	Senior Vice President of Operations and Finance and Treasurer of the Company.	1998

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF MESSRS. BLUMENTHAL AND WILDER

Nominees

Mr. Blumenthal has been Group Publisher Emeritus, Security Dealer and Locksmith Ledger magazines, Publisher Security Line and Editor of MBFAA since 2004, V.P. of Government Security News from 2004 through 2007 and Group Publisher of Security Group of Cygnus Publishing from 1999 through 2003.

The Company believes Mr. Blumenthal brings significant experience and knowledge of the security industry, specifically in the area of sales management, strategic planning and business development acquired during his career in the security business.

Mr. Wilder has been an officer of Israeloff, Trattner & Co., independent certified public accountants, since 1990.

The Company believes Mr. Wilder’s qualifications to serve as a director include extensive experience in finance and financial reporting and his corporate governance experience. Our Board of Directors has determined that Mr. Wilder is an audit committee financial expert.

Continuing Directors

Mr. Soloway has been the Company’s Chairman of the Board of Directors since October 1981, President since 1998, and Secretary since 1975.

The Company believes Mr. Soloway’s qualifications to serve as a director include his over forty years’ experience in the security industry and his broad knowledge and understanding of the Company and its operations derived from his thirty-four year service as its Chairman and eighteen year service as its President.

Mr. Buchel has been Senior Vice President of Operations and Finance since April 1995 and Treasurer since May 1998.

The Company believes Mr. Buchel’s qualifications to serve as a director include his understanding of the Company and its operations derived from twenty-one years as our Senior Vice President of Operations and Finance and eighteen years as Treasurer.

Mr. Beeber has been a Licensed Attorney in New York State since 1970, focusing on elder law, estate planning and real estate.

The Company believes Mr. Beeber provides practical and legal guidance, insight and perspective with regard to the operations and strategies of the Company and has a deep understanding of the Company as well as its customer and supplier agreements.

Mr. Blaustein has been has been a Principal in the accounting firm of R.B. Blaustein & Co. since December 2000 and was a Partner in the accounting firm of Blaustein, Greenberg & Co. from July 1991 to November 2000. He has been an attorney since October 1980, specializing in general business and tax matters, and author of six books and numerous articles.

The Company believes Mr. Blaustein brings significant tax and financial expertise, including insight into complex tax issues acquired over his thirty-five year legal career.

Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independent through Security). She is currently a board member of Lifeline as well as of the Alliance of the Guardian Angels.

The Company believes Ms. Soloway brings significant experience and knowledge of the security industry, specifically in the areas of customer relations, marketing and sales management.

Other Directorships

During the past five years, none of the directors or nominees has been a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Randy B. Blaustein, Arnold Blumenthal and Andrew J. Wilder.

Board Leadership Structure

The Board does not have a policy as to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders. Currently, and since 1998, Mr. Soloway has served as the Chairman of the Board, CEO and President.

The Board of Directors has not elected a Lead Independent Director. Mr. Wilder, an Independent Director and Chair of the Audit Committee, leads the executive sessions of the Independent Directors.

Board Oversight of Risk

The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks and financial reporting risks. The Board exercises its oversight of the Company’s risks through regular reports to the Board from the Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.

In addition, the Board oversees risk through oversight by the Audit Committee. The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s financial risk exposures and the steps management has taken to monitor and control its risks.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, our Compensation Committee and Board of Directors considered various matters relative to the development of a reasonable and prudent compensation program, including whether the policies and practices were reasonably likely to have a material adverse effect on us. We believe that the mix and design or our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short- and long-term incentives and fixed and variable amounts and our variable compensation is based on a balanced mix of time-based and performance criteria.

Board Structure and Committee Composition

The Board maintains three standing committees: Audit, Compensation, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

During fiscal 2017, the Board held four meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member except for Mr. Blaustein.

Directors are expected to attend the Company’s annual meetings of stockholders. All directors attended the last annual meeting of stockholders on December 13, 2016.

NAPCO maintains an “Investors” section on its website, www.napcosecurity.com, setting forth the Company’s committee charters for the Audit, Compensation and Nominating Committees.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held seven meetings in fiscal year 2017. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

The report of the Audit Committee is included in this proxy statement on page 12.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines the compensation of the Company’s Chief Executive Officer and the other named executive officers. The Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers. In addition, the Committee determines individuals to be granted options under the 2012 Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plan. The current members of the Compensation Committee are Randy B. Blaustein (Chairman), Andrew J. Wilder, and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for independence for Compensation Committee members. The Board considered the payment of $6,000 to Mr. Blaustein for tax related services and determined that such compensation would not impair Mr. Blaustein’s ability to make independent judgments about the Company’s executive compensation.

The Compensation Committee held one meeting in fiscal year 2017.

The report of the Compensation Committee is included in this proxy statement on page 18.

Nominating Committee

The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

The Nominating Committee held one meeting in fiscal year 2017. The current members of the Nominating Committee are Arnold Blumenthal (Chairman), Andrew J. Wilder and Randy B. Blaustein.

Director Nomination Process

In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

The Nominating Committee has adopted a process as follows. It will consider candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates will be screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures will apply to all candidates for director nomination, including candidates submitted by stockholders.

The Company’s general criteria for the nomination of director candidates, include the following:

- the candidates’ personal and professional ethics, integrity and values,

- mature judgment,

- management, accounting or finance, industry and technical knowledge,

- demonstrated skills in his/her area of present or past professional or business responsibility,

- an ability to work effectively with others,

- sufficient time to devote to the affairs of the Company and

- freedom from conflicts of interest.

The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board with the collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning. The information as to each director set forth above on pages 5-7 includes a description of the experience, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.

Stockholder Nominees

The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair - Nominating Committee

NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

Communications with the Board

You can contact any Director by writing to such Director:

c/o NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

It is the Company’s policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved by the Audit Committee of the Board of Directors, other than

1.	transactions available to all employees;

2.	transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or

3.	transactions involving less than $120,000 when aggregated with all similar transactions.

Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company’s website, www.napcosecurity.com, under the “Investors” caption.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and representatives of Baker Tilly Virchow Krause, LLP (“Baker Tilly”);

2.	The Audit Committee has discussed with Baker Tilly the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.	The Audit Committee has received from Baker Tilly the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and has discussed with Baker Tilly, Baker Tilly’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2017 filed with the Securities and Exchange Commission.

The Audit Committee:

Andrew J. Wilder, Chairman
Paul Stephen Beeber
Arnold Blumenthal

COMPENSATION OF DIRECTORS

The total fiscal year 2017 compensation of non-employee Directors is shown in the following table.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Paul Stephen Beeber	32,000	9,000	—	41,000
Randy B. Blaustein (3)	32,000	9,000	6,000	47,000
Arnold Blumenthal	32,000	9,000	—	41,000
Donna A. Soloway	28,000	9,000	—	37,000
Andrew J. Wilder	36,000	9,000	—	45,000

(1)	Each director who is not an employee, other than Mr. Blaustein, receives $7,000 for each Board of Directors meeting attended. Mr. Blaustein receives $8,000 for each Board of Directors meeting which compensates him for his services as a director as well as for his service as Chair of the Compensation Committee. Mr. Wilder, as Chairman of the Audit Committee, receives $2,000 for each Audit Committee meeting attended and each of Messrs. Beeber and Blumenthal receives $1,000 for each Audit Committee meeting attended.

(2)	Amounts reflect the share-based compensation expense recognized by the Company in the year ended June 30, 2017, in accordance with Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 7 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2017.

At June 30, 2017, each of Messrs. Beeber, Blaustein, Blumenthal and Ms. Soloway held outstanding options to purchase 1,800 shares of Common Stock of the Company, none of which were vested. At June 30, 2017, Mr. Wilder held outstanding options to purchase 7,000 shares of Common Stock of the Company, of which 5,200 options are vested.

(3)	During the fiscal year ended June 30, 2017, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $6,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 (“reporting person”), failed to file on a timely basis one or more reports during such fiscal year except as follows: Arnold Blumenthal, a Director, filed one late Form 4 reporting the exercise of options to purchase 4,000 and 1,200 shares respectively and in connection with such exercises the exchange of 3,056 shares of the common stock of the Company; and Michael Carrieri, Senior Vice President of Engineering, filed one late Form 4 reporting the sale of an aggregate of 15,010 shares of common stock of the Company in four separate sales.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, and the period during which they have served in these positions.

Name and Age	Position and Office with the Company, Term of Office and Five-Year Employment History

Richard L. Soloway (71)	Chairman of the Board of Directors since October 1981; President since 1998; and Secretary since 1975.

Kevin S. Buchel (64)	Senior Vice President of Operations and Finance since April 1995; Treasurer since May 1998.

Jorge Hevia (59)	Senior Vice President of Corporate Sales and Marketing since May 1999; Vice President of Corporate Sales and Marketing from October 1998 to May 1999.

Michael Carrieri (59)	Senior Vice President of Engineering Development since May 2000; Vice President of Engineering Development from September 1999 to May 2000.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis explains the objectives, strategy and features of our executive compensation program and it describes how the compensation of our executive officers aligns with our corporate objectives and shareholder interests.

Compensation Program Objective

The objective of our executive compensation program is to allow us to successfully retain and motivate executives who enable us to achieve short and long term growth and operational excellence.

Oversight of Our Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers and oversees the executive compensation program.

All of the members of the Compensation Committee have been determined to be independent under applicable NASDAQ and SEC rules.

The Committee’s responsibilities are detailed in its charter, which can be found at www.napcosecurity.com

The Company’s CEO participates in the Compensation Committee’s meetings and provides input into compensation decisions at the Compensation Committee’s request. In particular, the Company’s CEO participates by making recommendations on NEO compensation and input on objectives (other than for himself). The CEO’s compensation is determined solely by the Compensation Committee. The Committee’s process includes executive sessions where the Committee meets alone, without the presence of management.

The Use of Compensation Survey Data and Peer Companies

During FY 2017, the Compensation Committee did not conduct any formal competitive pay benchmarking. Instead the competitiveness of the pay offered to the executive officer was based on existing employment agreements and compensation packages, the recommendations of the Chief Executive Officer, and the business experience of members of the Compensation Committee.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

The named executive officers, including our Chief Executive Officer, have a compensation program that includes the following components:

▪	Base salary
▪	Annual incentives
▪	Long-term incentives in the form of stock options awards
▪	Employee benefits
▪	Perquisites

Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of offering rewards for successful business results and shareholder value creation.

The following describes the general purpose of each element of compensation and how the Committee made fiscal year 2017 pay decisions from such element. The Committee considered the results of the fiscal year 2016 advisory vote approving our executive compensation, where we received 97% of the votes cast in support for our program.

Base Salaries. Base salaries are used to compensate each of our executives for their positions and levels of responsibility. Each of Messrs. Soloway, Hevia and Carreri have employment agreements, which provide for a minimum base salary and, in the case of Mr. Soloway, a minimum annual cost-of-living adjustment. For fiscal 2017 Messrs. Soloway, Hevia and Carrieri's salaries were determined pursuant to such Employment Agreements. Mr. Soloway recommended to the Committee the base salary for each of Mr. Hevia and Carrieri.

Mr. Buchel’s salary for the 2017 fiscal year was in an amount recommended by the CEO. The considerations entering into the determination by the CEO of the salary recommendation for Mr. Buchel were the CEO's subjective evaluations of the ability and past performance of Mr. Buchel and the CEO's judgment of Mr. Buchel’s potential for enhancing the Company’s profitability.

Annual Cash Incentives. The Committee's policy is that named executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses based on recommendations by the CEO who may base such determinations on targets established for the named executive officers. For fiscal 2017, based on the CEO’s recommendation, each named executive officer (including the CEO) received a cash bonus that was not based on attaining any targets.

Long-term Incentive Awards. The purpose of the granting of stock options is to retain the services of the named executive officers and our key employees, and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

The Committee's policy is generally to grant options to the named executive officers other than the CEO under the Company's Stock Option Plans after consideration of the amounts recommended periodically by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation. No stock options were granted during fiscal 2017.

Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans – including term life insurance, health and disability insurance – available to all salaried employees. We do, however, pay the premiums on additional life insurance policies for the benefit of each of the named executive officers and on additional health insurance policies for the benefit of Mr. Soloway. See footnote to the Summary Compensation Table.

We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers that matches 50% of an employee’s contribution up to the first 2% of the employee’s salary subject to an overall dollar cap.

We have provided certain perquisites to the named executive officers, as summarized in footnotes 2 and 3 to the “Summary Compensation Table.”

Employment Agreements

Change in Control, Severance Agreements. Under Mr. Soloway’s Employment Agreement, if during its term there should be a change in control, then Mr. Soloway is entitled to terminate his employment and is entitled to receive a termination payment equal to 299% of the average of the prior five calendar years’ compensation, subject to certain limitations. If the Company terminates Mr. Soloway’s employment other than for Cause, as defined, or if Mr. Soloway terminates his employment with the Company for Good Reason, as defined, the Company shall pay a lump sum payment equal to (i) Mr. Soloway’s annual base salary plus the bonus paid for the prior fiscal year multiplied by (ii) the greater of the number of years or portion thereof remaining in the term of the Agreement or three years.

Each of the agreements with Mr. Hevia and Mr. Carrieri provide for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment of the officer without cause. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

We believe these changes in control and severance arrangements help to retain these executive talents by providing them with a sense of commitment by the Company to them.

Compensation Committee Interlocks and Insider Participation

During fiscal 2017, Messrs. Blaustein, Wilder and Blumenthal served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during 2017, a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed, and discussed with management, the Company’s Compensation Discussion & Analysis (“CD&A”) appearing on pages 15-17 of this proxy statement.

2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the Securities and Exchange Commission.

The Compensation Committee:

Randy B. Blaustein (Chairman)
Andrew J. Wilder
Arnold Blumenthal

The foregoing report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Summary Compensation Table

The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer, our Chief Financial Officer and an additional two of our most highly compensated executive officers during fiscal years 2017, 2016 and 2015 of the Company.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)

Richard L. Soloway, (2)	2017	699,984	81,660	12,000	69,379	863,023
Chairman of the Board of	2016	669,877	245,000	12,000	69,053	995,930
Directors, President and Secretary	2015	657,392	175,000	12,000	89,416	933,808

Kevin S. Buchel, (3)	2017	298,141	20,000	6,160	12,865	337,166
Senior Vice President of	2016	289,458	95,000	6,160	12,165	402,783
Operations and Finance and Treasurer	2015	281,027	70,000	6,160	12,263	369,450

Jorge Hevia, (3)	2017	321,529	20,000	6,160	13,529	361,218
Senior Vice President of	2016	312,165	60,000	6,160	13,136	391,461
Corporate Sales and Marketing	2015	303,072	50,000	6,160	13,126	372,358

Michael Carrieri, (3)	2017	289,856	20,000	6,169	11,863	327,888
Senior Vice President of	2016	281,414	60,000	6,160	11,938	359,512
Engineering Development	2015	271,978	50,000	6,160	9,156	337,294

(1)	Amounts reflect the share-based compensation expense recognized by the Company in the fiscal years ended June 30, 2017, June 30, 2016 and June 30, 2015, in accordance with Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 7 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2017.
(2)	All other compensation for Mr. Soloway for fiscal 2017 included payment of health and life insurance premiums of $26,883 and automobile expenses of $39,796. All other compensation for Mr. Soloway for fiscal 2016 included payment of health and life insurance premiums of $25,326 and automobile expenses of $42,826. All other compensation for Mr. Soloway for fiscal 2015 includes payment of health and life insurance premiums of $27,462 and automobile expenses of $45,736.
(3)	All other compensation for Messrs. Buchel and Hevia includes payment of life insurance premiums and automobile expenses.

Grants of Plan-Based Awards

No options were granted to any of the named executive officers in the 2017 fiscal year.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Richard L. Soloway	0	2,000	(1)	5.368	09/09/23
	0	4,000	(3)	4.807	10/19/24

Kevin S. Buchel	0	1,000	(2)	4.880	09/09/23
	0	2,000	(4)	4.370	10/19/24

Michael Carrieri	5,000	-		5.350	10/09/17
	4,000	1,000	(2)	4.880	09/09/23
	3,000	2,000	(4)	4.370	10/19/24

Jorge Hevia	0	1,000	(2)	4.880	09/09/23
	0	2,000	(4)	4.370	10/19/24

(1)	Options as to 2,000 shares vest on September 9, 2017.
(2)	Options as to 1,000 shares vest on September 9, 2017.
(3)	Options as to 2,000 shares vest on October 20 in each of 2017 and 2018.
(4)	Options as to 1,000 shares vest on October 20 in each of 2017 and 2018.

Option Exercises and Stock Vested in Fiscal Year 2017

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Richard L. Soloway	64,000	$210,014

Kevin S. Buchel	17,000	74,370

Jorge Hevia	17,000	74,370

Michael Carrieri	5,000	5,850

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with each of Richard L. Soloway, Jorge Hevia and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003, is for a five year period, and then year to year unless notice of termination is given at least six months prior to the end of the then applicable term. The Agreement provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway’s agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by Mr. Soloway in the event of a change in control. In the event of death, the termination payment equals one year’s salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years’ total compensation, subject to certain limitations. The Company’s option plans provide for the accelerated vesting of unvested options upon a change in control.

Had Mr. Soloway’s employment terminated on June 30, 2017 after a change in control, the Company would have been required to pay him $2,618,000 pursuant to his employment agreement. In addition, assuming a change of control on June 30, 2017, vesting of options to purchase 6,000 shares of Common Stock of the Company would have been accelerated. The value of such accelerated options would have been $26,436 based upon the closing price per share of $9.40 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2017.

Under such agreement, had Mr. Soloway’s employment terminated on June 30, 2017 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $863,000, $420,000 and $2,345,000, respectively.

Mr. Hevia’s agreement, as amended, terminates in October 2018 and provides for an annual salary of $324,000 and for a bonus arrangement for fiscal 2017 based upon a scale of increased 2017 fiscal year net sales volume over 2016 net sales volume. Mr. Hevia’s agreement, as amended, provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or upon a change in control of the Company. Had either of such events occurred on June 30, 2017, the Company would have been required to pay him $243,000.

Mr. Carrieri’s agreement, as amended, terminates in August 2018 and provides for an annual salary of $293,000 and for a bonus arrangement for fiscal 2017 based upon a scale of increased 2017 fiscal year net sales volume over 2016 net sales volume. Mr. Carrieri’s agreement, as amended, provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or upon a change in control of the Company. Had either of such events occurred on June 30, 2017, the Company would have been required to pay him $220,000.

In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or upon a change of control of the Company. Had Mr. Buchel’s employment been terminated on June 30, 2017 non-voluntarily without cause, the Company would have been required to pay him $226,000 pursuant to such severance agreement. Mr. Buchel’s bonus arrangement for fiscal 2017 was based on a scale of increased 2017 fiscal year net sales volume over 2016 net sales volume and a scale of corporate profitability levels for the 2017 fiscal year.

In the event of a change of control on June 30, 2017, vesting of options to purchase 3,000 shares of Common Stock of the Company would have been accelerated for each of Messrs. Hevia, Buchel and Carrieri. The value of such accelerated options would have been $14,580 for each of Messrs. Hevia, Buchel and Carrieri, based upon the closing price per share of $9.40 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2017.

Each of the severance agreements with Mr. Hevia, Mr. Carrieri and Mr. Buchel contains non-compete restrictions for three years after the employee’s termination of employment.

Advisory Vote to Approve Named Executive Officer Compensation and on Frequency of Future Votes on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010 and Section 14A of the Securities and Exchange Commission Act of 1934 (the “Exchange Act”) require that the Company provide its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of its named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

At the 2013 Annual Meeting, stockholders of the Company voted to conduct future advisory votes on executive compensation pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 every three years. Stockholders will have an opportunity to next vote to approve on a non-binding advisory basis the compensation of the Company’s named executive officers and to vote on a non-binding advisory basis on the frequency of future votes on executive compensation at the 2019 Annual Meeting of Stockholders.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table, together with the accompanying footnotes, sets forth information as of October 26, 2017, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company’s outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock (2)
Richard L. Soloway c/o the Company 333 Bayview Avenue Amityville, NY 11701	6,231,844	33.06%
Alexander Capital Advisors LLC 111 Elm Street New Canaan, CT 06840(3)	1,596,337	8.47%
Kevin S. Buchel	288,618	1.53%
Jorge Hevia	188,905	1.00%
Michael Carrieri	115,035	*
Randy B. Blaustein	104,836	*
Andrew J. Wilder	77,720	*
Donna A. Soloway	33,446	*
Paul Stephen Beeber	1,400	*
Arnold Blumenthal	8,119	*
All executive officers and directors as a group (9 in number)(4)	7,049,923	37.34%

*	Less than 1%

(1)	This number includes the number of shares that a person has a right to acquire within sixty (60) days (Soloway – 4,000, Buchel – 2,000, Hevia – 2,000, Carrieri – 9,000, Wilder – 6,600, Blaustein – 1,400, D. Soloway – 1,400, Beeber – 1,400, and Blumenthal – 1,400).

(2)	Percentages for each person or the group are computed on the basis of 18,848,842 shares of Common Stock outstanding on October 26, 2017, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

(3)	Based on information set forth in Form 13G/A filed with the Securities and Exchange Commission reporting beneficial ownership as of December 31, 2016. According to the filing, Alexander Capital Advisors LLC has sole power to vote or direct the vote of 532,500 shares and the sole power to dispose or direct the disposition of 1,596,337 shares.

(4)	This number of shares includes (i) 7,020,723 shares as to which officers and directors have sole voting and investment power, and (ii) 29,200 shares that officers and directors have the right to acquire within sixty (60) days.

Item 2. Proposal to Ratify the Selection of Independent Registered Public Accountants

Baker Tilly served as the Company’s independent registered public accountants since fiscal 2013. Subject to ratification by our stockholders at the Annual Meeting, it has been selected to serve as our independent registered public accountants for fiscal 2018. Baker Tilly’s predecessor, Holtz Rubenstein Reminick LLP (“HRR”), audited our financial statements from fiscal 2009 to fiscal 2012. A representative of Baker Tilly will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

If the selection of Baker Tilly is not ratified, or if before the next Annual Meeting of Stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered accountants whose engagement for any period after the next Annual Meeting will be subject to stockholder approval at that meeting.

Principal Accountant Fees

The fees billed for professional services for fiscal years 2017 and 2016 by Baker Tilly for professional services were as follows:

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees (1)	$283,750	$207,500
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees (2)	16,500	16,500

(1)	Includes audit of financial statements, SAS 100 reviews and consultations for 2017 and 2016, and audit of internal controls for 2017.

(2)	Includes services related to the audit of the Company’s employee benefit plan for the plan years ended December 31, 2017 and 2016, respectively.

The Audit Committee has considered whether the provision of the services described above under the headings “All Other Fees” is compatible with maintaining the auditor’s independence and determined that it is. In fiscal years 2017 and 2016, 100% of “All Other Fees” were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
AND NOMINATION OF DIRECTORS

From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2018 Annual Meeting, and who wish to have such proposals included in the Company’s Proxy Statement for the 2018 Annual Meeting, must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than June 29, 2018. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2018 Annual Meeting but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than September 11, 2018.

Pursuant to the Company’s by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty (60) days prior to the date of meeting.

EXPENSES OF SOLICITATION

The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies for the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated: October 30, 2017

By Order of The Board of Directors

Richard L. Soloway, Secretary

Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company’s Annual Report on Form 10-K for 2017, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing such exhibits may be charged.

All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

Important Notice Regarding Internet Availability of Proxy

Materials for the Annual Meeting of Stockholders. The 2017 Proxy

Statement and the 2017 Annual Report to Stockholders are available at

http://www.napcosecurity.com/2017annualmeeting.pdf.

Proxy for the 2017 Annual Meeting of Stockholders of

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue, Amityville, New York 11701

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

The undersigned appoints Richard L. Soloway and Kevin S. Buchel, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NAPCO Security Technologies, Inc. held of record by the undersigned at the close of business on October 26, 2017 at the Annual Meeting of Stockholders of NAPCO Security Technologies, Inc. to be held on December 12, 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Continued, and to be marked, dated and signed on the reverse side

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

2017 Annual Meeting of Stockholders December 12, 2017 12:00 P.M. local time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card In the Envelope Provided

▲FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED▲

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.	Please mark your votes like this	X

1. ELECTION OF DIRECTORS	FOR	WITHHOLD
(1) Arnold Blumenthal
	FOR	WITHHOLD
(2) Andrew J. Wilder

2. RATIFICATION OF BAKER	FOR	AGAINST	ABSTAIN
TILLY VIRCHOW KRAUSE,
LLP AS THE COMPANY’S 2018
INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

CONTROL NUMBER

Signature                                                                                     Signature, if held jointly                                                                                     Date                              , 2017. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. While signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.